As filed with the Securities and Exchange Commission on January 6, 2004

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): January 5, 2004

DSP GROUP, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

0-23006	94-2683643
(Commission File Number)	(I.R.S. Employer Identification No.)

3120 Scott Boulevard, Santa Clara, CA	95054
(Address of Principal Executive Offices)	(Zip Code)

408/986-4300

(Registrant’s Telephone Number, Including Area Code)

With a copy to:

Bruce Alan Mann, Esq.

Morrison & Foerster LLP

425 Market Street

San Francisco, CA 94105

Item 5. OTHER EVENTS.

On January 5, 2004, DSP Group, Inc. issued a press release announcing that it expected higher revenues and earnings for the fourth quarter of 2003. The press release is attached and filed herewith as Exhibit 99.1 and is incorporated herein by reference.

Item 7. FINANCIAL STATEMENTS AND EXHIBITS.

c. Exhibits

Exhibit No.	Description

99.1	Press Release of DSP Group, Inc., dated January 5, 2004.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DSP GROUP, INC.

Date: January 6, 2004	By:	/s/ Moshe Zelnik
Moshe Zelnik
Vice President, Finance,
Chief Financial Officer and Secretary

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